UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 17, 2024	0-7928
Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

305 N 54th Street
Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMTECH TELECOMMUNICATIONS CORP /DE/

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2024, Comtech Telecommunications Corp. (the “Company”) entered into a Credit Agreement among the Company, the lenders party thereto, TCW Asset Management Company LLC, as agent, and Wingspire Capital LLC, as Revolving Agent (the “Credit Agreement”).

The Credit Agreement provides a senior secured loan facility consisting of: (i) a $162.0 million term loan (the “Term Loan Facility”) and (ii) an asset-based revolving credit facility with revolving commitments in an aggregate principal amount of $60.0 million (the “ABL Credit Facility” and, together with the Term Loan Facility, the “Credit Facility”), which is subject to borrowing base limitations as described below. $25.0 million of the ABL Credit Facility was advanced at closing.

The proceeds of the Credit Facility will be used to repay the Company’s existing credit facility in full and for working capital and other general corporate purposes of the Company and its subsidiaries.

Availability under the ABL Credit Facility is subject to eligibility criteria set forth in the Credit Agreement, and equal to a borrowing base in an amount equal to, from time to time: (a) 85% of the net book value of billed and invoiced accounts receivables of the Borrowing Base Parties; plus (b) 85% of the net book value of accounts receivables that the Borrowing Base Parties have the right to bill but have not yet billed up to the lesser of (i) 12.5% of the amount calculated pursuant to the sum of clauses (a) and (b) and (ii) $15.0 million of such accounts; plus (c) 60% of the net book value of all inventory of the Borrowing Base Parties, less (d) customary reserves.

The Credit Agreement provides that (x) Revolving Loans comprised of (i) Base Rate Loans shall bear interest at the Base Rate plus an additional margin ranging from 3.75% to 4.25%, depending on the average quarterly revolving loan usage during the applicable determination period and (ii) SOFR Loans shall bear interest at the Term SOFR rate plus an additional margin ranging from 4.75% to 5.25%, depending on the average quarterly revolving loan usage during the applicable determination period and (y) Term Loans comprised of (i) Base Rate Loans shall bear interest at the Base Rate plus an additional margin ranging from 7.50% to 9.00%, depending on our net leverage ratio during the applicable determination period and (ii) SOFR Loans shall bear interest at the Term SOFR rate plus an additional margin ranging from 8.50% to 10.00%, depending on our net leverage ratio during the applicable determination period.

In the event that the Company files (i) a Form 10-Q including footnote disclosure that there is substantial doubt about the Company's ability to continue as a going concern or (ii) a Form 10-K including a “going concern” or like qualification from the Company's certified public accountant, then the additional margin shall be increased by (A) with respect to Revolving Loans, 0.25% and (B) with respect to Term Loans, 1.00%; provided that such increased margins shall cease at the end of the fiscal quarter for which the Company subsequently files either (x) a Form 10-Q including footnote disclosure that there is no longer substantial doubt about the Company's ability to continue as a going concern or (y) a Form 10-K with no “going concern” or like qualification from the Company's certified public accountant. The Company is not required to deliver financial statements without a “going concern” or similar qualification.

The Credit Agreement contains customary representations, warranties and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions, including but not limited to: (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) restricted payments, including stockholder dividends, and (vii) certain other restrictive agreements.

The Credit Agreement contains financial covenants, which require the Company to maintain (i) a consolidated Fixed Charge Coverage Ratio of not less than (A) 1.20 to 1.00 for the four quarter period ending July 31, 2024, and for the four quarter period ending on the last day of each fiscal quarter thereafter through the four quarter period ending January 31, 2025, (B) 1.25 to 1.00 for the four quarter period ending April 30, 2025, and for the four quarter period ending on the last day of each fiscal quarter thereafter through the four quarter period ending April 30, 2026, (C) 1.30 to 1.00 for the four quarter period ending July 31, 2026, and for the four quarter period ending on the last day of each fiscal quarter thereafter through the four quarter period ending April 30, 2027 and (D) 1.35 to 1.00 for the four quarter period ending July 31, 2027, and for the four quarter period ending on the last day of each fiscal quarter thereafter; (ii) a Net Leverage Ratio of no more than (A) 3.25 to 1.00 for the quarters ending July 31, 2024, October 31, 2024, January 31, 2025 and April 30, 2025, (B) 3.15 to 1.00 for the quarters ending July 31, 2025 and October 31, 2025, (C) 3.00 to 1.00 for the quarters ending January 31, 2026 and April 30, 2026, (D) 2.90 to 1.00 for the quarters ending July 31, 2026 and October 31, 2026, (E) 2.75 to 1.00 for the quarters ending January 31, 2027 and April 30, 2027 and (F) 2.65 to 1.00 for the quarter ending July 31, 2027 and the last day of each fiscal quarter thereafter; (iii) minimum Average Liquidity for the immediately preceding fiscal quarter period of at least $20.0 million; and (iv) TTM EBITDA of at least (A) $35.0 million for the four quarter period ending October 31, 2025, and for the four quarter period ending January 31, 2026, (B) $37.5 million for the four quarter period ending April 30, 2026, and for the four quarter period ending July 31, 2026 and (C) $40.0 million for the four quarter period ending October 31, 2026, and for the four quarter period ending on the last day of each fiscal quarter thereafter. The Credit Agreement contains customary events of default (subject to grace periods, as appropriate), such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe the negative covenants and other covenants related to the operation of our business.

The obligations under the Credit Facility are guaranteed by certain of our domestic and foreign subsidiaries (the “Guarantors”). As collateral security under the Credit Facility and the guarantees thereof, we and the Guarantors have granted to the agent, for the benefit of the lenders, a lien on, and first priority security interest in, substantially all of our tangible and intangible assets.

The Credit Facility matures on July 31, 2028 (the “Maturity Date”).

In connection with the Credit Agreement, the Company issued 1,435,884 warrants (the “Lender Warrants”) to certain lenders (the “Warrant Holders”), which entitles the Warrant Holders to purchase from the Company 1,435,884 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at any time and from time to time after the date hereof and on or prior to the close of business on June 17, 2031, at an exercise price of $0.10 per share, subject to certain adjustments. Upon a refinancing resulting in the payment in full of all Term Loan Obligations on or before the Maturity Date, each of the Warrant Holders shall have the right (a “Put Right”) to sell, and, upon exercise by any Warrant Holder of its Put Right, the Company shall have the obligation to purchase in cash, up to 50% of the Lender Warrants held by such Warrant Holder at a price per share equal to 90% of the 30-day volume-weighted average price of the Common Stock calculated as of the date of exercise of the Put Right. The purchase of Lender Warrants as a result of the exercise by any Warrant Holders of its Put Right shall occur, pursuant to mutually satisfactory documentation, within ten days after the delivery by such Warrant Holder of written notice of its intent to exercise its Put Right. The Company has also agreed to provide registration rights with respect to shares underlying the warrants.

The foregoing description of the Lender Warrants does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Terms used, but not defined, in this Form 8-K have the meanings set forth in the Credit Agreement. The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Credit Agreement, on June 17, 2024, the Company and certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”) agreed to change certain terms of the Company’s Series B Convertible Preferred Stock, par value $0.10 per share (the “Series B Convertible Preferred Stock”). The changes altered the preferred holders’ existing consent rights and existing put rights alongside payments upon a change of control following specified asset sales, in each case consistent with the Credit Agreement. White Hat Capital Partners LP, one of the Investors, is affiliated with Mark Quinlan, a member and Chairman of the Company’s Board of Directors.

To effect the changes described above, the Company and the Investors entered into a Subscription and Exchange Agreement (the “Subscription and Exchange Agreement”), pursuant to which the Investors (i) exchanged (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended, all of the 166,121.22 shares of Series B Convertible Preferred Stock, par value $0.10 per share, outstanding for 166,121.22 shares of the Company’s newly issued Series B-1 Convertible Preferred Stock, par value $0.10 per share, with an initial liquidation preference of $1,036.58 per share (the per share liquidation preference of the Series B Convertible Preferred Stock as of the date of issuance), and (ii) received 5,705.83 additional shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Convertible Preferred Shares”). The Company will not receive any cash proceeds from the exchange and issuance of Series B-1 Convertible Preferred Stock.

In connection with the closing of the Exchange, the Company entered into Voting Agreements, substantially consistent with existing agreements, with each of the Investors (together, the “Voting Agreements”), pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series B-1 Convertible Preferred Stock or shares issued upon conversion of the Series B-1 Convertible Preferred Stock that exceed, in the case of Magnetar, 16.50% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power as of January 22, 2024, in the same proportion as the vote of all holders (excluding the Investors) of the Series B-1 Convertible Preferred Stock or the Common Stock), as applicable. In connection with the Issuance, the existing voting agreements, each dated as of January 22, 2024, by and between the Company and the Investors party thereto (collectively, the “Prior Voting Agreements”), were terminated.

In connection with the closing of the Exchange, the Company also entered into a Registration Rights Agreement, substantially consistent with existing agreements, with the Investors, pursuant to which the Company granted the Investors certain customary registration rights with respect to shares of Series B-1 Convertible Preferred Stock and Common Stock issued and issuable upon conversion of Series B-1 Convertible Preferred Stock and upon exercise of Warrants issued in substitution for the Series B-1 Convertible Preferred Stock in certain circumstances (described below).

The foregoing description of the Subscription and Exchange Agreement, Voting Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription and Exchange Agreement, Voting Agreement and Registration Rights Agreement, which are attached hereto as Exhibit 10.2, 10.3 and 10.4 respectively, and are incorporated by reference herein.

In connection with the Exchange, the Company issued an aggregate of 171,827.05 shares of Series B-1 Convertible Preferred Stock to the Investors pursuant to the Certificate of Designations of the Series B-1 Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware on June 17, 2024 in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Except for the changes described above, the powers, preferences and rights of the Series B-1 Convertible Preferred Stock are substantially the same as those of the Series B Convertible Preferred Stock, including, without limitation, that the shares of Series B-1 Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $7.99 per share of Common Stock (the same as the current conversion price of the Series B Convertible Preferred Stock, and subject to the same adjustments).

The foregoing description of the Series B-1 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Series B-1 Convertible Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Like the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock will provide for repurchase of the Series B-1 Convertible Preferred Stock at the Company’s option or the holders’ options upon the occurrence of specified asset sales. Upon the occurrence of such repurchases by an Investor or the Company, the Company will issue to each Investor whose shares of Series B-1 Convertible Preferred Stock were repurchased a warrant to purchase Common Stock (a “Warrant”). A Warrant will represent the right to acquire Common Stock, as further described in the Subscription and Exchange Agreement, for a term of five years and six months from the issuance of such Warrant, in the amount of (x) the aggregate Liquidation Preference of shares of Series B-1 Convertible Preferred Stock purchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, subject to adjustments set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments substantially similar to the Series B-1 Convertible Preferred Stock. Capitalized terms used but not defined in this paragraph shall have the meanings ascribed to them in the Subscription and Exchange Agreement.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the form of the Warrant, which is attached as Exhibit F to the Subscription and Exchange Agreement, and is incorporated herein by reference.

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series B Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series B Convertible Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the DGCL.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Elimination which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by Item 1.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by Item 3.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure required by Item 3.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure required by Item 5.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations designating the Series B-1 Convertible Preferred Stock
3.2	Form of Certificate of Elimination eliminating the Series B Convertible Preferred Stock
4.1	Form of Warrant Agreement
10.1	Credit Agreement, dated as of June 17, 2024, by and among Comtech Telecommunications Corp. and the lenders named therein
10.2	Subscription and Exchange Agreement, dated as of June 17, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
10.3	Form of Voting Agreement
10.4	Registration Rights Agreement, dated as of June 17, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2024

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A Bondi
	Title:	Chief Financial Officer